Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL TO TENDER

CYRAS SYSTEMS, LLC

4 1/2% Convertible Subordinated Notes
Due August 15, 2005 (the “Notes”)
(CUSIP No. 23281W-AA-9)

Pursuant to the Offer to Purchase

Dated April 1, 2002

THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 29, 2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). IF NOTES ARE ACCEPTED FOR PAYMENT PURSUANT TO THE OFFER, ONLY HOLDERS OF NOTES WHO VALIDLY TENDER THEIR NOTES PURSUANT TO THE OFFER AT OR PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE WILL RECEIVE THE OFFER CONSIDERATION. NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO SUCH DATE AND TIME.

The Depositary for the Offer is:

State Street Bank and Trust Company

of California, N.A.

Corporate Trust Department

633 West 5th Street
12th Floor
Los Angeles, California 90071

By Facsimile:

(213) 362-7357

Confirm By Telephone:

(213) 362-7345

Delivery of this Letter of Transmittal to an address, or transmission via facsimile,

other than as set forth above, will not constitute a valid delivery.

      The undersigned acknowledges receipt of the Offer to Purchase (as amended or supplemented from time to time, the “Offer to Purchase”), of CIENA Corporation, a Delaware corporation (“CIENA”) and Cyras Systems, LLC, a Delaware limited liability company (“Cyras”) and wholly-owned subsidiary of CIENA (CIENA and Cyras collectively are referred to as the “Offerors” in the Offer (as defined below)), relating to the Cyras Systems, LLC 4 1/2% Convertible Subordinated Notes due August 15, 2005 (the “Notes”), and this Letter of Transmittal and instructions hereto (the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer Documents”), which together constitute the Offerors’ offer (the “Offer”) to purchase any and all of the Notes, upon the terms and subject to the conditions set forth in the Offer Documents, from registered holders (the “Holders”) of Notes issued pursuant to the indenture dated as of August 18, 2000, as amended and supplemented (the “Indenture”), between Cyras Systems, Inc. and State Street Bank and Trust Company of California, N.A., as the Trustee. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Offer to Purchase.

      PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE CHECKING ANY BOX BELOW.

      In the event that the Offer is withdrawn or otherwise not completed, the Offer Consideration will not be paid or become payable to Holders of Notes who have validly tendered their Notes in connection with such Offer. The Offer is made upon the terms and subject to the conditions set forth in the Offer to Purchase and herein. Your bank or broker can assist you in completing this form. Your questions and requests for assistance or for additional copies of the Offer Documents may be directed to the CIENA Investor Relations Department at (888) 243-6223 or ir@ciena.com. See Instruction 7 below.

      Taxpayer Identification Number and Backup Withholding. Under Federal income tax law certain United States Holders whose Notes are accepted for payment are required to provide the State Street Bank and Trust Company of California, N.A. (the “Depositary”) (as payer) with such United States Holder’s correct taxpayer identification number (“TIN”) on the substitute Form W-9 (included as part of the Letter of Transmittal). If the United States Holder is an individual, the TIN is his or her social security number. If the Depositary is not provided with the correct TIN, the United States Holder may be subject to a $50 penalty imposed by the IRS. In addition, payments that are made to such Holder may be subject to backup withholding. Additionally, any United States Holder who has been notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns will also be subject to backup withholding. Certain United States Holders (including, among others, corporations) are not subject to these backup withholding and reporting requirements. If backup withholding applies, the Depositary is required to withhold 30% of any payment made to the United States Holder. Backup withholding is not an additional tax; any amounts so withheld may be credited against the federal income tax liability of the United States Holder subject to the withholding. If backup withholding results in an overpayment of U.S. Federal income taxes, a refund may be obtained from the IRS provided the required information is furnished. To prevent backup withholding, the United States Holder or other payee is required to complete the Substitute Form W-9 on this Letter of Transmittal certifying that the TIN provided on such form is correct and that such Holder or other payee is not subject to backup withholding. If the Notes are held in more than one name or are held not in the name of an actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

TENDER OF NOTES

☐	CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER NOTES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

DTC Account Number:

Date Tendered:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE

ACCOMPANYING INSTRUCTIONS CAREFULLY.

DESCRIPTION OF NOTES TENDERED

Name(s) and Address(es) of Holder(s)*	Aggregate Principal Amount at Maturity Represented

Total

* Must agree exactly with the name(s) that appear(s) on the certificate(s) for Notes and the Trustee’s record of registered holders or, if tendered by a participant in the Book-Entry Transfer Facility, exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

Ladies and Gentlemen:

      Upon the terms and subject to the conditions of the Offer, the undersigned hereby exercises the undersigned’s right to have the Notes purchased pursuant to Section 13.1 of the Indenture and Section 11 of the Note and hereby tenders to the Offerors the principal amount at maturity of Notes indicated above. Subject to, and effective upon, the acceptance for payment of, and payment for, the principal amount at maturity of Notes tendered with this Letter of Transmittal, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Offerors all right, title and interest in and to the Notes that are being tendered hereby.

      The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Offerors) with respect to such Notes, with full power of substitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) present such Notes and all evidences of transfer and authenticity to, or transfer ownership of, such Notes on the account books maintained by the Book-Entry Transfer Facility to, or upon the order of, the Offerors, (ii) present such Notes for transfer and cancellation on the books of the relevant security registrar, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes, all in accordance with the terms of and conditions to the Offer as described in the Offer.

      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby and that when such Notes are accepted for payment and payment has been made by the Offerors, the Offerors will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or by the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby. The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of this Letter of Transmittal, or a facsimile hereof, properly completed and duly executed, together with all accompanying evidences of authority and any other required documents in form satisfactory to the Offerors. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of Notes and deliveries will be determined by the Offerors, in their sole discretion, which determination shall be final and binding.

      The undersigned understands that tenders of Notes may be withdrawn by written notice of withdrawal received by the Depositary at any time at or prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter. For a withdrawal of a tender of Notes to be effective, a written, telegraphic or facsimile transmission notice of withdrawal or revocation or a “Request Message” as defined below must be received by the Depositary at or prior to 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal or revocation must (i) specify the name of the person who tendered the Notes to be withdrawn, (ii) contain a description of the Notes to be withdrawn and the aggregate principal amount at maturity represented by such Notes and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered, or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of Notes into the name of the person withdrawing such Notes and (y) a properly completed irrevocable proxy that authorizes such person to effect such withdrawal or revocation on behalf of such Holder. In lieu of submitting a written, telegraphic or facsimile transmission note of withdrawal or revocation, DTC participants may electronically transmit a request for withdrawal or revocation to DTC. DTC will then edit the request and send a Request Message to the Depositary. The term “Request Message” means a message transmitted to DTC and received by the Depositary, which states that DTC has received a request for withdrawal or revocation from a DTC participant and identifies the Notes to which such request relates. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a timely and properly completed and presented notice of withdrawal or revocation or a Request Message is effective immediately upon receipt thereof even if physical release is not yet effected.

      The undersigned understands that tenders of Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and acceptance thereof by the Offerors will constitute a binding agreement between the undersigned and the Offerors upon the terms and subject to the conditions of the Offer. For purposes of the Offer, the undersigned understands that the Offerors will be deemed to have accepted for payment validly tendered Notes (or defectively tendered Notes with respect to which the Offerors have waived such defect), if, as and when the Offerors gives oral (confirmed in writing) or written notice thereof to the Depositary.

      The undersigned understands that, under certain circumstances and subject to certain conditions of the Offer (which the Offerors may waive in their sole discretion if permitted by the Indenture and applicable law) as set forth in the Offer to Purchase, the Offerors would not be required to accept for purchase any of the Notes tendered. Any Notes not accepted for payment will be credited to the account maintained at DTC from which such Notes were delivered.

      All authority conferred or agreed to be conferred by this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives. The undersigned hereby understands and agrees that any Note representing principal amounts at maturity not tendered or not accepted for purchase will be credited to the account at the Book-Entry Transfer Facility and that any payment of the Offer Consideration will be issued to the undersigned.

PLEASE SIGN HERE

(TO BE COMPLETED BY ALL TENDERING HOLDERS OF NOTES)

This Letter of Transmittal must be signed by the registered Holder(s) of Notes exactly as such participant’s name appears on a security position listing as the owner of Notes, or by person(s) authorized to become registered Holder(s) by endorsements on certificates for Notes or by bond powers transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Offerors of such person’s authority to so act.

Signature(s) of Registered Holder(s) or Authorized Signatory

Dated:

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

PLEASE COMPLETE SUBSTITUTE FORM W-9 HEREIN

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

      1.     Delivery of this Letter of Transmittal and Book-Entry Confirmations. To tender Notes in the Offer, a confirmation of any book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of Notes tendered electronically, as well as a properly completed and duly executed copy or facsimile of this Letter of Transmittal, and any other documents required by this Letter of Transmittal, must be received by the Depositary at the address set forth herein prior to the Expiration Date. Tenders of Notes in the Offer will be accepted prior to the Expiration Date in accordance with the procedures described in the preceding sentence or otherwise in compliance with this Letter of Transmittal. The method of delivery of all required documents, including delivery through DTC and any acceptance of an Agent’s Message transmitted through ATOP, is at the election and risk of the person delivering such documents and, except as otherwise provided in the Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary. No alternative, conditional or contingent tenders of Notes will be accepted. To effectively tender Notes that are held through DTC, DTC participants shall, in lieu of physically completing and signing this Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through ATOP, and DTC will then edit and verify the acceptance and send an Agent’s Message to the Depositary for its acceptance. Except as otherwise provided below, the delivery will be deemed made when the Agent’s Message is actually received or confirmed by the Depositary. THE REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE DEPOSITARY. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

      2.     Partial Tenders. Tenders of Notes pursuant to the Offer will be accepted only in respect of principal amounts at maturity equal to $1,000 or integral multiples thereof. If less than the entire principal amount at maturity of any Notes is being tendered, the tendering Holder must fill in the principal amount at maturity tendered in the last column of the box entitled “Description of Notes” herein. Unless this is done, the entire principal amount at maturity held by the Holder will be deemed to have been tendered. If the entire principal amount at maturity of all Notes is not tendered or not accepted for purchase, Notes representing such untendered amount will be returned by credit to the account at the Book-Entry Transfer Facility designated herein to the Holder, promptly after the Notes are accepted for purchase.

      3.     Signatures on this Letter of Transmittal. If this Letter of Transmittal is signed by a participant in the Book-Entry Transfer Facility whose name is shown as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of the Notes. If any of the Notes tendered hereby are registered in the name of two or more Holders, all such Holders must sign the Letter of Transmittal. If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Offerors of their authority so to act must be submitted with this Letter of Transmittal.

      4.     Transfer Taxes. The Offerors will pay all domestic state transfer taxes applicable to the purchase and transfer of Notes pursuant to the Offer, except in the case of Notes that are transferred by the registered Holder to another person prior to or in connection with the Offer. It will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

      5.     Irregularities. All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Offerors in the Offerors’ sole discretion (whose determination shall be final and binding). None of the Offerors, the Depositary, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal of Notes or incur any liability for failure to give any such notification.

      6.     Waiver of Conditions. The Offerors expressly reserve the absolute right, in their sole discretion, to amend or waive any of the conditions to the Offer in the case of any Notes tendered, in whole or in part, at any time and from time to time.

      7.     Requests for Assistance or Additional Copies. Requests for assistance may be directed to the tendering Holder’s broker, dealer, commercial bank or trust company. Additional copies of the Offer Documents may be obtained from the CIENA Investor Relations Department at (888) 243-6223 or ir@ciena.com.

      8.     Taxpayer Identification Number and Backup Withholding. Please prepare the attached Substitute W-9. See discussion above.

PAYER’S NAME

SUBSTITUTE Form W-9	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number(s) OR Employer Identification Number

Payer’s Request for Taxpayer Identification Number (“TIN”)
	Part 2 — Certification — Under penalties of perjury, I certify that (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); (2) I am not subject to backup withholding because: (i) I am exempt from backup withholding, (ii) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. person (including a U.S. resident alien).	Part 3 — Awaiting TIN☐

Certification Instructions — You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are subject to backup withholding because of under reporting interest or dividends on your tax returns. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2).

Signature	Date

Name (Please Print)

Note:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 30% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF PERSON AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (b) I intend to mail or deliver an application to receive a taxpayer identification number to the Depositary. I understand that if I do not provide such number, 30% of all reportable payments made to me will be withheld, but will be refunded if I provide a certified taxpayer identification number within 60 days.

Signature	Date

Name (Please Print)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. — Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the
SOCIAL SECURITY
For this type of account		number of:

1.	An individual’s account	The individual.

2.	Two or more individuals (joint account)	The individual owner of the account or, if combined funds, the first individual on the account(1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust account (grantor is also trustee)	The grantor trustee(1)
	b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)

5.	Sole proprietorship account	The owner(3)
6.	A valid trust estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
7.	Corporate account	The corporation
8.	Religious, charitable, or educational organization account	The organization
9.	Partnership account	The partnership
10.	Association, club or other tax- exempt organization	The organization
11.	A broker or registered nominee	The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number
(3)	You must show your individual name. You may also enter your business or “doing business as” name. You may use either your social security number or, if you have one, your employer identification number.
(4)	List first and circle the name of the legal trust, estate or pension trust.

Note:	If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or you don’t know your number, obtain Form SS-S, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. You may also obtain Form SS-4 by calling the IRS at 1-800-TAX-FORM.

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•	An organization exempt from tax under section 501(a), or an individual retirement account.
•	The United States or any wholly-owned agency or instrumentality thereof.
•	A State, the District of Columbia, a possession of the United States or any political subdivision or wholly-owned agency or instrumentality thereof.
•	A foreign government, a political subdivision of a foreign government, or any wholly-owned agency or instrumentality thereof.
•	An international organization or any wholly-owned agency or instrumentality thereof.

  Payees specifically exempted from backup withholding on interest and dividend payments include the following:

•	A corporation.
•	A financial institution.
•	A dealer in securities or commodities required to register in the U.S., the District of Columbia, or a possession of the U.S.
•	A real estate investment trust.
•	A common trust fund operated by a bank under section 584(a)
•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947.
•	An entity registered at all times during the tax year under the Investment Company Act of 1940.
•	A foreign central bank of issue.
•	A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under section 1441.
•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
•	Payments of patronage dividends not paid in money.
•	Payments made by certain foreign organizations.
•	Section 404(k) payments made by an ESOP.

  Payments of interest not generally subject to backup withholding including the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).
•	Payments described in section 6049(b)(5) to non-resident aliens.
•	Payments on tax-free covenant bonds under section 1451.
•	Payments made by certain foreign organizations.
Exempt payees described above should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. CHECK THE BOX MARKED “EXEMPT” IN PART II OF THE SUBSTITUTE FORM W-9 AND RETURN IT TO THE PAYER.

  Certain payments other than dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A, 6050N and the regulations thereunder. Privacy Act Notice — Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the number whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.